Exhibit 10.17.1

SHAREHOLDERS AGREEMENT

by and among

GATOS SILVER, INC.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of [•], 2020

TABLE OF CONTENTS

		PAGE

ARTICLE 1 DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Interpretive Provisions.	4

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.01.	Existence; Authority; Enforceability	5
Section 2.02.	Absence of Conflicts	5
Section 2.03.	Consents	5

ARTICLE 3
GOVERNANCE

Section 3.01.	Board of Directors.	5
Section 3.02.	Actions that Require Electrum Approval	7
Section 3.03.	Information; Duties.	8

ARTICLE 4
TRANSFERS OF SHARES

Section 4.01.	Rights and Obligations of Affiliate Stockholders.	8

ARTICLE 5
GENERAL PROVISIONS

Section 5.01.	Further Assurances	8
Section 5.02.	Assignment; Benefit	9
Section 5.03.	Freedom to Pursue Opportunities	9
Section 5.04.	Termination	10
Section 5.05.	Subsequent Acquisition of Shares; Other Activities	10
Section 5.06.	Severability	10
Section 5.07.	Entire Agreement	10
Section 5.08.	Amendment	10
Section 5.09.	Waiver	10
Section 5.10.	Counterparts	11
Section 5.11.	Notices	11
Section 5.12.	Governing Law	12
Section 5.13.	Jurisdiction	12

i

Section 5.14.	Waiver of Jury Trial	12
Section 5.15.	Specific Performance	12
Section 5.16.	Marketing Materials	12
Section 5.17.	Adjustments	12
Section 5.18.	No Third Party Beneficiaries	12
Section 5.19.	Indemnification	12

ii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of [•], 2020, is made by and among Gatos Silver, Inc., a Delaware corporation (the “Company”), and the stockholders that are or become signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, as of the date of this Agreement, the Stockholders beneficially own greater than a majority of the outstanding Company Shares (as defined below);

WHEREAS, the Company is proposing to sell Company Shares to the public in an initial public offering (the “IPO”); and

WHEREAS, subject to the terms and conditions herein, the Stockholders and the Company desire to enter into this Agreement to provide for certain rights and obligations of the Stockholders and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affected Stockholder” has the meaning set forth in Section 5.08.

“Affiliate” means (a) with respect to any Electrum Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) with respect to the MERS Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (c) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  It being understood and agreed that, for purposes hereof, (i) each Electrum Party shall be deemed to be an Affiliate of every other Electrum Party and each MERS Party shall be deemed to be an Affiliate of every other MERS Party, (ii) neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder,  and, (iii) except as set forth in clause (i) above, no Stockholder shall be deemed to be an Affiliate of any other Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Change of Control” mean any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Company Shares or assets (including stock of its subsidiaries), or otherwise) as a result of which a Person or group (within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934) that is not one of the Sponsors (or any Affiliate of such Sponsor, or any officer, director, or employee of such Sponsor or its Affiliates) obtains beneficial ownership, directly or indirectly, (i) of Company Shares which represent more than 50% of the total voting power of the Company or (ii) by lease, license, sale or otherwise, of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Cure Period” has the meaning set forth in Section 3.01(e).

“Defaulting Stockholder” has the meaning set forth in Section 3.01(e).

“Directed Opportunity” has the meaning set forth in Section 5.03(a).

“Director” means a member of the Board of Directors.

“Electrum Designee” means The Electrum Group LLC or its successors or assigns who is an Electrum Party or is an assignee of Electrum pursuant to Section 5.02.

“Electrum Parties” means, collectively, Electrum Silver US LLC, Electrum Silver US II LLC, Tigris Financial Group Ltd., GRAT Holdings LLC and Manul Capital Management LLC and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Governing Documents” means the amended and restated certificate of incorporation of the Company, as amended or modified from time to time, and the amended and restated bylaws of the Company, as amended or modified from time to time.

“Indemnified Liabilities” has the meaning set forth in Section 5.19.

“Indemnified Parties” has the meaning set forth in Section 5.19.

“independent director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as amended from time to time, as determined by the Board of Directors.

“IPO” has the meaning set forth in the recitals.

“IPO Date” means the date on which the IPO is consummated.

“MERS Party” means the Municipal Employees’ Retirement System of Michigan and any Affiliates of the foregoing to whom Company Shares are Transferred by a Stockholder after the IPO Date in accordance with this Agreement.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Party” means the Company and the Stockholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.03(a).

“Permitted Transferee” means in the case of any Stockholder, an Affiliate of such Stockholder.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Proxy Holder” has the meaning set forth in Section 3.01(e).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company, the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including any related prospectus, amendments and supplement to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Specified Party” has the meaning set forth in Section 5.03(a).

“Sponsor Director” means any Director designated by a Sponsor pursuant to the terms of this Agreement.

“Sponsors” means Electrum Silver US LLC and the MERS Party.

“Stockholder” and “Stockholders” have the meaning set forth in the preamble.

“Stockholder Majority” means the consent or approval of the Stockholders (including, if applicable, the Stockholder(s) requesting a consent or approval) then owning a majority of the Company Shares then owned by all of the Stockholders.

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Company Shares, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in a Stockholder no longer having the power to vote, or cause to be voted, such Stockholder’s Company Shares, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Stockholder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.

Section 1.02.  Other Interpretive Provisions.

(a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)   The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)   The term “including” is not limiting and means “including without limitation.”

(d)   The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)   Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.01.  Existence; Authority; Enforceability.  Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.02.  Absence of Conflicts.  The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.03.  Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE 3
GOVERNANCE

Section 3.01.  Board of Directors.

(a)   From and after the date of this Agreement, the Electrum Parties, acting through the Electrum Designee, shall have the right, but not the obligation, to nominate (a) a number of designees to the Board of Directors that is one fewer than a majority of the Board of Directors following all nominations pursuant to this Section 3.01 so long as the Electrum Parties beneficially own in the aggregate a number of Company Shares equal to at least 35% of the then outstanding Company Shares and (b) one designee to the Board of Directors so long as the Electrum Parties beneficially own in the aggregate a number of Company Shares equal to (x) less than 35% of the then outstanding Company Shares and (y) at least 5% of the then outstanding Company Shares.  If the Electrum Parties beneficially own in the aggregate a number of Company Shares equal to less than 5% of the then outstanding Company Shares, the Electrum Parties shall not have the right pursuant to this Section 3.01(a) to nominate any designees to be elected to the Board of Directors.  In the event that the Electrum Parties have not nominated the designees that the Electrum Parties are entitled to nominate pursuant to this Section 3.01(a), the Electrum Parties, acting through the Electrum Designee, shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the Electrum Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the Electrum Parties to such newly created directorships.

(b)   From and after the date of this Agreement, the MERS Party shall have the right, but not the obligation, to nominate one designee to the Board of Directors so long as the MERS Party beneficially owns in the aggregate a number of Company Shares equal to at least 5% of the then outstanding Company Shares. If the MERS Party beneficially owns in the aggregate a number of Company Shares equal to less than 5% of the then outstanding Company Shares, the MERS Party shall not have the right pursuant to this  Section 3.01(b) to nominate any designees to be elected to the Board of Directors. In the event that the MERS Party has not nominated the designee that the MERS Party is entitled to nominate pursuant to this Section 3.01(b), the MERS Party shall have the right, at any time, to nominate such designee, in which case, the Stockholders shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board of Directors as required to enable the MERS Party to so nominate such designee and (B) appoint such designee nominated by the MERS Party to such newly created directorship.

(c)   Each of the Stockholders shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including appointing or removing Sponsor designees and filling any vacancies created by reason of death, disability, retirement, removal or resignation of a Sponsor’s designees with a new designee of such Sponsor) and shall vote all of such Stockholder’s Company Shares in favor of the election of the persons designated pursuant to this Section 3.01 to the Board of Directors. The Company agrees to use its best efforts to include in the slate of nominees recommended by the Board of Directors those persons designated pursuant to this Section 3.01 and to use its best efforts to cause the election or appointment of each such designee to the Board of Directors, including nominating such designees to be elected as Directors.

(d)   The Company shall reimburse the Sponsor Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

(e)   Solely for purposes of this Section 3.01, and in order to secure the performance of each Stockholder’s obligations under this Section 3.01, each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of this Section 3.01 (each such Stockholder, a “Defaulting Stockholder”). Each Defaulting Stockholder shall have five Business Days from the date of a request for such vote or written consent (the “Cure Period”) to cure such failure. If after the Cure Period the Defaulting Stockholder has not cured such failure, any Stockholder whose designees to the Board of Directors were required to be approved or removed by the Defaulting Stockholder pursuant to this Section 3.01 but were not approved or removed by the Defaulting Stockholder, shall have, and is hereby irrevocably granted, a proxy to vote or provide a written consent with respect to each such Defaulting Stockholder’s Company Shares for the purposes of taking the actions required by this Section 3.01 (such Stockholder, a “Proxy Holder”), and of removing from office any Directors elected to the Board of Directors in lieu of the designees of the Proxy Holder who should have been elected pursuant to this Section 3.01.  Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.01 with respect to the Company Shares owned by such Stockholder. Notwithstanding the foregoing, the power of attorney and proxy granted by this Section 3.01 shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms.

(f)    To the extent that the number of Directors that the Electrum Parties or the MERS Party are entitled to designate pursuant to this Section 3.01 is reduced, the Electrum Parties or the MERS Party, as the case may be, shall cause the required number of Directors to promptly resign from the Board of Directors and any vacancies resulting from such resignation shall be filled by the Board of Directors in accordance with the Governing Documents and SEC rules and applicable listing standards then in effect.

Section 3.02.  Actions that Require Electrum Approval.  In addition to any other approval required by the Governing Documents or by applicable Law, and until such time as the Electrum Parties no longer own at least 35% of the then outstanding Company Shares, approval of the Electrum Designee shall be required for the Company or any of its subsidiaries to take any of the following actions, and the Company and its subsidiaries shall not take any of the following actions without approval of the Electrum Designee:

(a)   Change of Control. Enter into or effect a Change of Control.

(b)   Certain Dispositions. Directly or indirectly, enter into or effect any transaction or series of related transactions, involving the sale, lease, license, exchange or other disposal (including by merger, amalgamation, consolidation, sale of stock or sale of assets) by the Company or any of its direct or indirect subsidiaries of any assets (including equity interests in any Person and any licenses) having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board of Directors) in excess of $100,000,000, other than transactions solely between and among the Company and its wholly owned subsidiaries.

(c)   Certain Acquisitions and Joint Ventures. Enter into or effect (i) any transaction or series of related transactions involving the purchase, rent, lease, license, exchange or other acquisition (whether by merger, consolidation, acquisition of stock or acquisition of assets) by the Company or any of its direct or indirect subsidiaries of any assets and equity securities of any Person for consideration or (ii) any joint venture or similar business alliance involving investment, contribution or disposition by the Company or any of its direct or indirect subsidiaries of assets (including stock of subsidiaries), in the case of each of (i) and (ii), having a fair market value (as reasonably determined by the Board of Directors) in excess of $100,000,000, other than transactions solely between and among the Company and its wholly owned subsidiaries.

(d)   Certain Indebtedness. Other than borrowings under any debt agreement which previously received the approval of the Electrum Designee, authorize or permit the Company or any of its direct or indirect subsidiaries to (i) incur (or extend, supplement or otherwise modify any of the material terms of) any indebtedness (other than intercompany indebtedness among the Company or any of its direct or indirect subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the indebtedness of any other Person (provided that the Company or any of its direct or indirect subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 3.02(d)), issue any debt securities, enter into any agreement under which it may incur indebtedness or issue debt securities in the future, in an aggregate amount in excess of $100,000,000 for all such matters or (ii) make any loan, advance or capital contribution to any Person (other than the Company or any of its direct or indirect subsidiaries), in each case outstanding at any time, in an aggregate amount in excess of $100,000,000 for all such matters.

(e)   Equity Issuances. Authorize, create or issue any equity securities of the Company or any of its direct or indirect subsidiaries (except as may be issued to the Company or any of its wholly owned subsidiaries), issue any options or rights to acquire any equity securities of the Company or any of its direct or indirect subsidiaries or grant any registration rights in respect of any such securities, options or rights, except for (i) equity securities, options or rights to acquire equity securities and piggyback registration rights issued or granted pursuant to management and employee incentive plans approved by the Board of Directors or (ii) other issuances (other than to current or former employees, consultants or directors) of equity securities or options or rights to acquire equity securities with a value (as reasonably determined by the Board of Directors) not in excess of $100,000,000 in the aggregate.

(f)    Dissolution; Liquidation; Reorganization; Bankruptcy. Dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any subsidiary (which such subsidiary individually or in the aggregate is material to the Company) or initiate a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any direct or indirect subsidiary (which such subsidiary individually or in the aggregate is material to the Company).

Section 3.03. Actions Requiring Consultation with Electrum. In addition to any other approval required by the Governing Documents or by applicable Law, and until such time as the Electrum Parties no longer own at least 35% of the then outstanding Company Shares, the Company, its officers or the Board of Directors, as the case may be, must consult with the Electrum Designee for the Company or any of its subsidiaries to take any of the following actions, and the Company and its subsidiaries shall not take any of the following actions without prior consultation with the Electrum Designee and providing the opportunity for the Electrum Designee to comment; provided that the Company, its officers or the Board of Directors, as the case may be shall consider any comments provided but shall not be required to accept any such comments:

(a)   Key Officers. Hire or remove, with or without cause, or enter into, renew, retain, materially modify (including a change in responsibilities) or terminate any employment contract with the executive chairman, chief executive officer, chief financial officer or chief operating officer of the Company from time to time.

(b)   Annual Capital Expenditure Budget.  Approve the capital expenditure budget for any fiscal year of the Company.

Section 3.04.  Information; Duties.

(a)   The Company and the Stockholders agree that the Directors designated by the Electrum Parties and the MERS Party may share confidential, non-public information about the Company with the Electrum Parties, the MERS Party and their respective Affiliates, provided that such Parties agree to keep such information confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b)   The Company and the Stockholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Stockholders (in their capacity as Stockholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Stockholders or any other stockholders of the Company and may act exclusively in its and its Affiliates’ own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

ARTICLE 4
TRANSFERS OF SHARES

Section 4.01.  Rights and Obligations of Affiliate Stockholders.  Any Transfer of Company Shares to any Affiliate of a Stockholder shall be permitted hereunder only if such Affiliate agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Stockholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such Transferor in respect of the Company Shares.

ARTICLE 5
GENERAL PROVISIONS

Section 5.01.  Further Assurances.  The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof. Each of the Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.02.  Assignment; Benefit.  The rights and obligations hereunder shall not be assigned without the prior written consent of the Company and the Stockholder Majority, except in connection with a Transfer of Company Shares to an Affiliate in compliance with Article 4  or in connection with the Transfer of all Company Shares held by the Electrum Parties or the MERS Party to a third party. Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 5.03.  Freedom to Pursue Opportunities.

(a)           To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of either the Electrum Parties or MERS Party or any of their respective officers, directors, agents, shareholders, members, partners, Affiliates and subsidiaries (other than the Company and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a Director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a Director or officer of the Company and who is offered a business opportunity in his or her capacity as a Director or officer of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 5.03 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person.

(b)           Neither the amendment nor repeal of this Section 5.03, nor the adoption of any provision of the Governing Documents, nor, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

(c)           If any provision or provisions of this Section 5.03 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 5.03 (including, without limitation, each portion of any paragraph of this Section 5.03 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Section 5.03 (including, without limitation, each such portion of any paragraph of this Section 5.03 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

(d)           This Section 5.03 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Company under this Agreement, the Certificate of Incorporation or applicable law.

Section 5.04.  Termination.  This Agreement shall terminate on the first day that none of the Stockholders has the right to nominate a Director pursuant to Section 3.01; provided that termination of this Agreement shall not relieve any Party for liability for any breach of this Agreement prior to such termination.

Section 5.05.  Subsequent Acquisition of Shares; Other Activities.  Any Company Shares acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

Section 5.06.  Severability.  Except as set forth with greater specificity in Section 5.03(c), in the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.07.  Entire Agreement.  This Agreement, the Governing Documents, the Registration Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.08.  Amendment.  This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.04) except with the written consent of the Stockholder Majority; provided that, any amendment, modification, supplement, waiver or termination that (a) materially and adversely affects the rights of any Stockholder under this Agreement disproportionately vis-à-vis any other Stockholder (each an “Affected Stockholder”) will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of Affected Stockholders holding a majority of the then outstanding Company Shares then held by all Affected Stockholders and (b) adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.01, Section 3.02, Article 5, and any corresponding definitions in Article 1, will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of the Company with the approval of a majority of the independent directors of the Company.

Section 5.09.  Waiver.  Except as set forth in Section 5.08, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed. Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 5.10.  Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.11.  Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company, the Electrum Parties and the MERS Party at the address set forth below:

(a)   if to the Company, to:

Gatos Silver, Inc.
8400 E. Crescent Parkway,
Suite 600
Greenwood Village, CO 80111
Attention: Roger Johnson
Fax: (303) 784-5351
E-mail: roger.johnson@ssmines.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Richard D. Truesdell, Jr.
Facsimile No.:      (212) 701-5674
E-mail:   richard.truesdell@davispolk.com

with a copy to the Electrum Parties and the MERS Party at the address listed below.

If to the Electrum Parties, to:

The Electrum Group LLC
535 Madison Avenue, 12th Floor

New York, NY 10022
Attention: Andrew M. Shapiro
Fax: (646) 365-1637
Email: ashapiro@tigris.com

If to the MERS Party, to:

[Name]
[address]
Attention:
Fax:
[Email:

Section 5.12.  Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.13.  Jurisdiction.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware. Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 5.14.  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Stockholder may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.15.  Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

Section 5.16.  Marketing Materials.  The Company grants each of the Stockholders and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Stockholder or any of its Affiliates. The Stockholders and their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.17.   Adjustments.  All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.18.  No Third Party Beneficiaries.  Except as specifically provided in Section 5.02 and as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties, any rights or remedies hereunder.

Section 5.19. Indemnification. The Company will indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Stockholder’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its subsidiaries or the actual or alleged act or omission of such Stockholder’s Director nominee(s) including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified Party or other related Persons); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instruction to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Governing Documents of the Company or constitutive documents of any of its subsidiaries and shall extend to such Indemnified Party’s successors and assigns. Each of the Indemnified Parties shall be a third party beneficiary of the rights conferred to such Indemnified Party in this Section 5.19.

*  *  *

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

GATOS SILVER, INC.

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

ELECTRUM SILVER US LLC

By:
Name:
Title:

ELECTRUM SILVER US II LLC

By:
Name:
Title:

TIGRIS FINANCIAL GROUP LTD.

By:
Name:
Title:

GRAT HOLDINGS LLC

By:
Name:
Title:

MANUL CAPITAL MANAGEMENT LLC

By:
Name:
Title:

THE MUNICIPAL EMPLOYEES’ RETIREMENT SYSTEM OF MICHIGAN

By:
Name:
Title:

[Signature Page to Shareholders Agreement]